Filed Pursuant to Rule 424(b)(5)
Registration No. 333-184430

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 30, 2012)

12,000,000 Shares

Common Stock

We are offering 12,000,000 shares of common stock to be sold in this offering. The common stock is being offered at a per share purchase price of $6.10. Our common stock is traded on the NYSE MKT under the symbol “EOX.” On May 16, 2013, the last reported sale price of our common stock as reported on the NYSE MKT was $6.30 per share.

White Deer Energy L.P. beneficially owns warrants to purchase approximately 16.5% of our outstanding common stock on a fully diluted basis. Within ten business days of the closing of this offering, affiliates of White Deer Energy have agreed to purchase directly from us in a concurrent private placement that number of shares that, inclusive of the warrants held by affiliates of White Deer Energy, equals 19.9% of our common stock outstanding immediately after the closing of this offering. The amount of common stock being sold in this offering, plus the sale of common stock in the concurrent private placement, will total 14,427,399 shares, for gross proceeds of approximately $87.4 million, assuming no exercise of the underwriters’ over-allotment option. In the concurrent private placement, the shares will be sold to affiliates of White Deer Energy at the net offering price of this offering, plus 0.95% of the gross price per share of this offering. We will pay the placement agents a cash fee equal to 0.95% of the gross sales price of the shares of common stock sold to affiliates of White Deer Energy in the concurrent private placement.

You should read both this prospectus supplement and the accompanying prospectus, as well as any documents incorporated by reference in this prospectus supplement and/or the accompanying prospectus, before you make your investment decision.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 4 of the accompanying prospectus, as the same may be updated in our reports filed with the Securities and Exchange Commission and incorporated by reference herein, for a description of various risks you should consider in evaluating an investment in the shares.

	Price to Public	Underwriting Discounts and Commissions	Proceeds, Before Expenses, to Us
Per Share	$6.10	$0.29	$5.81
Total	$73,200,000	$3,480,000	$69,720,000

The underwriters may also purchase up to an additional 1,800,000 shares of common stock from us at the public offering price above, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement to cover any over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or before May 22, 2013.

Joint Book-Running Managers

Canaccord Genuity	Johnson Rice & Company L.L.C.

Co-Managers

Suntrust Robinson Humphrey	Global Hunter Securities

The date of this prospectus supplement is May 17, 2013.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of our registration statement on Form S-3 (registration no. 333-184430) with the Securities and Exchange Commission (the “SEC”) on October 16, 2012, as part of a “shelf” registration process. Under the shelf registration process, we may offer to sell common stock, preferred stock, debt securities, warrants, and units, from time to time, in one or more offerings, up to a total dollar amount of $300,000,000. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the information incorporated by reference, the accompanying prospectus, and any free writing prospectus that we authorize to be distributed to you before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may supplement, update, or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any written communication from us or the underwriters, including any free writing prospectus. We and the underwriters have not authorized anyone to provide you with different information. We and the underwriters are not making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Before you invest in our common stock, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described in this prospectus supplement under “Where You Can Find More Information.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes, and the documents we incorporate by reference herein contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts are forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “seek,” “on-track,” “plan,” “project,” “forecast,” “intend,” or “anticipate” or the negative thereof or comparable terminology, or by discussions of vision, strategy, or outlook, including statements related to our beliefs and intentions with respect to our growth strategy, including the amount we may invest, the location, and the scale of the drilling projects in which we intend to participate; our beliefs with respect to the potential value of drilling projects; our beliefs with regard to the impact of environmental and other regulations on our business; our beliefs with respect to the strengths of our business model; our assumptions, beliefs, and expectations with respect to future market conditions; our plans for future capital expenditures; and our capital needs, the adequacy of our capital resources, and potential sources of capital. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control and, consequently, our actual results may differ materially from those projected by any forward-looking statements. You should consider carefully the statements under the “Risk Factors” section of this prospectus supplement, the accompanying prospectus, and the other disclosures contained herein and therein, which describe factors that could cause our actual results to differ from those anticipated in the forward-looking statements, including, but not limited to, the following factors:

•	our ability to diversify our operations in terms of both the nature and geographic scope of our business;
•	our ability to generate sufficient cash flow from operations, borrowings, or other sources to enable us to fully develop our undeveloped acreage positions;
•	our ability to successfully acquire additional properties, to discover reserves, to participate in exploration opportunities, and to identify and enter into commercial arrangements with customers;
•	our ability to transition from our historical non-operated strategy, to a balanced operated and non-operated approach;
•	our ability to manage our growth and the related demands on our resources;
•	competition, including competition for acreage in resource play areas;
•	our ability to retain key members of management;
•	limited control over non-operated properties;
•	volatility in commodity prices for oil and natural gas;
•	the possibility that our industry may be subject to future regulatory or legislative actions (including any additional taxes and changes in environmental regulation);
•	the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;
•	uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures;
•	the timing of and our ability to obtain financing on acceptable terms;
•	dividend and interest payment requirements of our debt obligations;
•	restrictions imposed by our debt instruments and compliance with our debt covenants;
•	substantial impairment write-downs;
•	risks in connection with historical and potential acquisitions, including the presence of deficiencies and limitations, and the integration of significant acquisitions;

S-iii

•	title defects to our properties;
•	our inability to retain our leases;
•	our ability to replace oil and natural gas reserves;
•	environmental risks;
•	marketing and transportation constraints in the Williston Basin;
•	lack of availability of drilling rigs, equipment, supplies, qualified and experienced personnel and oil field services for our operations;
•	drilling and operating risks;
•	exploration and development risks;
•	general economic conditions, whether internationally, nationally, or in the regional and local market areas in which we do business, may be less favorable than expected, including the possibility that the economic conditions in the United States will worsen and that capital markets are disrupted, which could adversely affect demand for oil and natural gas and make it difficult to access financial markets; and
•	other economic, competitive, governmental, legislative, regulatory, geopolitical, and technological factors that may negatively impact our business, operations, or pricing.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements, other than as may be required by applicable law or regulation. Readers are urged not to place undue reliance on these forward-looking statements. Readers are also urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation, and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a brief overview of information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read this entire prospectus supplement, the accompanying prospectus, and any free writing prospectus distributed by us before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement and the financial statements and other information incorporated by reference into this prospectus supplement and the accompanying prospectus. In this prospectus supplement, unless the context otherwise requires, the terms “we,” “us,” “our,” and the “company” refer to Emerald Oil, Inc. and its subsidiaries.

Overview

We are a Denver-based independent exploration and production company focused primarily on the development of our approximately 54,000 net acres in the Williston Basin in North Dakota and Montana. We have identified approximately 285 net potential drilling locations on this acreage prospective for oil in the Bakken and Three Forks formations. We expect to direct the majority of our capital expenditures in 2013 toward drilling operated Bakken and Three Forks wells. We plan to leverage our management team’s collective extensive technical, land, financial, and industry operating experience as we transition from our historical non-operated strategy to a balanced operated and non-operated approach that we believe will provide superior risk-adjusted returns on capital while enhancing the strategic value of our company.

At present, our Williston Basin acreage position consists of approximately 23,500 net operated acres in McKenzie, Dunn and Williams Counties, North Dakota and Richland County, Montana. Our remaining acreage position consists of approximately 30,500 net acres in Williams, McKenzie, Dunn and Mountrail Counties in North Dakota, where we hold relatively low working interests and expect to continue to maintain our non-operated working interests or to utilize such leasehold to consolidate our operated working interests in other selected core focus areas. When possible, we may also monetize non-operated working interests to fund our operated drilling program.

We are currently in the process of optimizing our participation in our non-operated acreage. While we cannot control the timing of capital expenditures for our non-operated properties, we may choose to selectively participate in proposed wells, based on our internal capital return criteria and our internal geologic knowledge. We consider the experience gained from our non-operated interests to be valuable due to the high quality of the operators. The amount of detailed, well-specific data we have acquired as a result of our participation in over 249 gross non-operated wells to date, together with publicly available information, has allowed us to compile a valuable database of well information that we plan to use to select our operated development areas and formulate optimal well designs.

Using industry-accepted well down-spacing assumptions, we have identified approximately 285 net potential drilling locations on our acreage prospective for oil in the Bakken and Three Forks formations. Consistent with such assumptions, we believe that each 1,280-acre unit can support approximately four Bakken and three Three Forks well locations. We plan to use the net proceeds from this offering and from the concurrent private placement on an aggressive drilling program to convert our substantial undeveloped operated leasehold position to production, cash flow and reserves. For the 12-month period ending December 31, 2013, we plan to spend approximately $127.6 million to drill 12.0 net operated and 0.8 net non-operated wells in the Williston Basin, of which we have spent approximately $15.3 million through March 31, 2013. We have also budgeted approximately $20.0 million to increase our operated acreage position in our core operated area in McKenzie County, North Dakota and elsewhere in the Williston Basin, with a specific focus to increase the net working interest position in our operated wells.

The following table presents summary data for our Williston Basin project area as of May 16, 2013:

	Net Acres	Net Identified Drilling Locations	Planned Capital Expenditures*
			Net Wells	Drilling CapEx (in millions)
Operated	23,500	129	12.0	$120.2
Non-Operated	30,500	156	0.8	$7.4
Total Williston Basin	54,000	285	12.8	$127.6

*	January 1, 2013 through December 31, 2013

Recent Developments

Quarterly Results For The Period Ending March 31, 2013.  We reported first quarter 2013 production of 95,811 barrels of oil equivalent (“BOE”), or an average of 1,065 barrels of oil equivalent per day (“BOEPD”) resulting in quarterly, oil and natural gas sales of $8.2 million, adjusted EBITDA of $2.2 million, adjusted cash flow of $1.5 million and an adjusted loss of $3.0 million. Adjusted EBITDA, adjusted cash flow and adjusted loss are non-GAAP measures. See “—Reconciliation of Non-GAAP Financial Information.” During the first quarter of 2013, we invested approximately $15.3 million on well development in the Williston Basin. We also added 0.27 net non-operated Bakken and Three Forks wells to production during the quarter at a cost of approximately $2.5 million. We spent approximately $12.8 million during the first quarter of 2013 on our portion of costs to drill and complete operated wells.

Sand Wash Basin Sale.  In March 2013, we sold approximately 31,000 net acres in the Sand Wash Basin for approximately $10.1 million in cash. We used a portion of the proceeds from the sale of these non-core assets and non-operated assets in the Williston Basin to acquire additional operated acreage in our core operated area in McKenzie County, North Dakota and elsewhere in the Williston Basin.

Operated Well Activity.  In March 2013, we completed our first operated Bakken well, the Pirate 1-11-2H. The well was completed with 35 frac stages. The well produced 30,485 BOE during the first 30 days of production or an average of 1,025 BOEPD with an initial peak 24 hour rate of 1,801 BOEPD.

We are currently fracture stimulating the Arsenal 1-17-20H well in the middle Bakken formation in McKenzie County, North Dakota. We plan to immediately follow with the fracture stimulation of the Mongoose 1-8-5H well, the Caper 1-15-22H well, and the Slugger 1-16-21H well. We expect to report production results of these wells after we have approximately 30 days of production data. We have recently drilled the Slugger 1-16-21H well and will soon begin drilling our sixth operated Bakken well, the Talon 1-9-4H well.

Operated Acreage Acquisition.  On May 8, 2013, we consummated a purchase and sale agreement with a third party to acquire 5,874 net acres of undeveloped leasehold in McKenzie County, North Dakota, for approximately $6.5 million or $1,100 per net acre. The acreage is contiguous with existing Low Rider Area acreage in McKenzie County, North Dakota. The acquisition added six additional operated drilling spacing units (“DSUs”), providing us with a total of 15 operated DSUs in the Low Rider Area.

Our average working interest in our operated wells in our Low Rider Area after our recent acquisitions is approximately 60%, and we continue to work toward increasing the average working interest towards 75%. We have approximately 54,000 net acres in the Williston Basin, approximately half of which will be operated by us. Approximately 12,500 of the operated acres are located in McKenzie County, North Dakota. The remaining operated acreage is located in Dunn and Williams Counties, North Dakota, and Richland County, Montana.

Non-Operated Asset Divestiture.  In April 2013, we sold 970 non-operated net acres for $5.9 million. We will use the proceeds from this sale to fund a portion of our 2013 capital budget.

As of May 16, 2013, we hold approximately 30,500 non-operated net acres in the Williston Basin, of which approximately 11,600 net acres are held by production. We had 9.94 net non-operated wells, which produced on average 1,065 BOEPD in the first quarter of 2013. Through March 31, 2013, we participated in approximately 32 gross (1.02 net) non-operated wells that were in the process of being drilled or completed.

Additional Rig Added to Low Rider Area.  We are adding a high specification drilling rig to accelerate development of our Williston Basin acreage. The rig is a 1,200 hp top drive long-reach horizontal capable rig with the potential to upgrade with a “walking package” for infill efficiency. The rig is expected to commence drilling in June 2013.

2013 Capital Expenditure Budget.  Our total capital expenditure budget for 2013 is approximately $147.6 million. We have budgeted approximately $127.6 million for drilling costs in 2013, of which we have spent approximately $15.3 million through March 31, 2013. We have budgeted approximately $20 million for acreage acquisition, of which we have spent approximately $7.2 million in cash though May 16, 2013. In addition, we used approximately $6.7 million of our common stock to purchase acreage acquisitions during the first quarter of 2013.

We will focus the bulk of our drilling capital in the Low Rider Area. With a two-rig program, we expect to drill two gross wells per month. As a result, we estimate we will drill 12.0 net operated wells in 2013.

White Deer Preferred Stock Offering.  In February 2013, we sold $50 million Series A Perpetual Preferred Stock to White Deer Energy. The Series A Perpetual Preferred Stock carries a 10% dividend payable quarterly in cash or in kind (subject to shareholder approval at our upcoming annual shareholders meeting in June 2013). In addition to the Series A Perpetual Preferred Stock, White Deer Energy received Series B Voting Preferred Stock with 5,114,633 associated warrants with an exercise price of $5.77 per share. The warrants expire in December 2019. The warrants carry voting rights equal to approximately 16.5% of the current shares of common stock outstanding on a fully diluted basis via the Series B Voting Preferred Stock.

Liquidity.  As of May 16, 2013, we had approximately $21.8 million in cash and $12.3 million available for borrowing under our $27.5 million credit facility. We believe the proceeds from this offering and from the concurrent private placement, along with cash on hand, cash flow from operations, proceeds from sales of assets and additional availability under our credit facility will adequately fund our capital budget in 2013.

Corporate Information

Our principal executive offices are located at 1600 Broadway, Suite 1360, Denver, Colorado 80202, our telephone number at these offices is (303) 323-0008 and our website is www.emeraldoil.com. Information contained on or accessible through our website is not incorporated by reference into or otherwise a part of this prospectus supplement or the accompanying prospectus.

Reconciliation of Non-GAAP Financial Information

Adjusted EBITDA

In addition to reporting net income (loss) as defined under GAAP, we also present net earnings before interest, income taxes, dividends, depreciation, depletion, and amortization, accretion of discount on asset retirement obligations, impairment of oil and natural gas properties, net gain on acquisition of business, unrealized gain (loss) from mark-to-market on commodity derivatives, mark-to-market on our warrant liability, preferred stock dividends and non-cash expenses relating to stock-based compensation recognized under ASC Topic 718 (“Adjusted EBITDA”), which is a non-GAAP performance measure. Adjusted EBITDA consists of net earnings after adjustment for those items described in the table below. Adjusted EBITDA does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss) (its most directly comparable GAAP measure), and the calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, we believe the measure is useful in evaluating our fundamental core operating performance. We also believe that Adjusted EBITDA is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Our management uses Adjusted EBITDA to manage our business, including in preparing our annual operating budget and financial projections. Management does not view Adjusted EBITDA in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance. The following table provides a reconciliation of net income (loss) to Adjusted EBITDA for the period presented:

March 31, 2013
Net loss	$(6,484,823)
Less: Preferred stock dividends	(616,438)
Net loss attributable to common stockholders	(7,101,261)
Impairment of oil and natural gas properties	—
Interest expense	179,490
Accretion of discount on asset retirement obligation	6,212
Depletion, depreciation and amortization	3,179,973
Stock-based compensation expense	1,307,986
Unrealized loss on commodity derivatives	618,396
Warrant revaluation expense	3,439,000
Preferred stock dividend	616,438
Adjusted EBITDA	$2,246,234

Adjusted Cash Flow

Adjusted cash flow during the first quarter of 2013 was approximately $1.5 million. Adjusted cash flow is a non-GAAP measure and is calculated by deducting cash paid towards interest and dividends from Adjusted EBITDA. Cash paid during the first quarter of 2013 towards interest was $163,663 compared to interest expense of $179,490 reported in our statement of operations, which included adjustments for unamortized financing costs and capitalized interest. Cash dividends paid during the first quarter of 2013 for the Series A Perpetual Preferred Stock was $616,438. As of March 31, 2013, the annual interest rate on our credit facility was 2.81% based on LIBOR plus 2.25%. The annual dividend rate on the Series A Perpetual Preferred Stock is 10%.

March 31, 2013
Adjusted EBITDA(1)	$2,246,234
Cash paid during the period for interest	(163,663)
Cash paid during the period for dividends	(616,438)
Adjusted cash flow	$1,466,133

(1)	See previous table for reconciliation of net loss to Adjusted EBITDA.

Adjusted Income (Loss)

In addition to reporting net income (loss) as defined under GAAP, we also present net earnings before the effect of unrealized gain (loss) from mark-to-market on commodity derivatives and mark-to-market on our warrant liability (“adjusted income (loss)”), which is a non-GAAP performance measure. Adjusted income (loss) consists of net earnings after adjustment for those items described in the table below. Adjusted income (loss) does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss), and our calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, we believe the measure is useful in evaluating our fundamental core operating performance. We also believe that adjusted income (loss) is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Our management uses adjusted income (loss) to manage our business, including in preparing our annual operating budget and financial projections. Management does not view adjusted income (loss) in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance. The following table provides a reconciliation of net income (loss), to adjusted income (loss) for the period presented:

March 31, 2013
Net loss	$(6,484,823)
Less: preferred stock dividends	(616,438)
Net loss attributable to common shareholders	(7,101,261)
Unrealized loss on commodity derivatives	618,396
Warrant revaluation expense	3,439,000
Adjusted loss	$(3,043,865)
Adjusted loss per share – basic and diluted	$(0.12)
Weighted average shares outstanding – basic and diluted	25,692,532

THE OFFERING

Issuer
Emerald Oil, Inc.
Common stock offered by us
12,000,000 shares
Issue price
$6.10 per share
Common stock outstanding immediately after this offering and the concurrent private placement
40,327,057 shares
Over-allotment option
We have granted the underwriters a 30-day option to purchase up to an aggregate of 1,800,000 additional shares of our common stock to cover any over-allotments.
Common stock sold by us in the concurrent private placement
White Deer Energy L.P. beneficially owns warrants to purchase approximately 16.5% of our outstanding common stock on a fully diluted basis. Within ten business days of the closing of this offering, affiliates of White Deer Energy have agreed to purchase directly from us in a concurrent private placement that number of shares that, inclusive of the warrants held by affiliates of White Deer Energy, equals 19.9% of our common stock outstanding immediately after the closing of this offering. The amount of common stock being sold in this offering, plus the sale of common stock in the concurrent private placement, will total 14,427,399 shares, for gross proceeds of approximately $87.4 million, assuming no exercise of the underwriters’ over-allotment option. In the concurrent private placement, the shares will be sold to affiliates of White Deer Energy at the net offering price of this offering, plus 0.95% of the gross price per share of this offering. Canaccord Genuity, Inc. and Johnson Rice & Company L.L.C. will serve as placement agents for the concurrent private placement. We will pay the placement agents a cash fee equal to 0.95% of the gross sales price of the shares of common stock sold to affiliates of White Deer Energy in the concurrent private placement. The sale of these shares to affiliates of White Deer Energy is not registered in this offering. We refer to the private placement of these shares of common stock as the concurrent private placement.
Use of proceeds
We estimate that our net proceeds from this offering will be approximately $69.2 million after deducting underwriting discounts and commissions and estimated offering expenses, or approximately $79.7 million if the underwriters exercise the over-allotment option in full. We estimate that our net proceeds from the concurrent private placement will be approximately $14.1 million after deducting the placement agents’ fees and expenses.
We intend to use the net proceeds from this offering and the concurrent private placement, along with cash on hand, cash flow from operations, proceeds from the sale of assets and additional borrowings under our credit facility, to fund our capital budget in 2013 and for general corporate purposes, including working capital.

Dividend policy
We have not declared or paid any cash or other dividends on our common stock, and do not expect to declare or pay any cash or other dividends on our common stock in the foreseeable future.
Risk factors
You should carefully read and consider the information beginning on page S-8 of this prospectus supplement and page 4 of the accompanying prospectus set forth under the headings “Risk Factors” and all other information set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our common stock.
NYSE MKT symbol
EOX

The number of shares to be outstanding after this offering and the concurrent private placement is based on 25,899,658 shares of our common stock outstanding as of May 16, 2013 and excludes 3,499,305 shares that may be issued pursuant to outstanding stock options and restricted stock units, approximately 1,000 shares reserved for issuance under our 2011 Equity Incentive Plan, and the 5,114,633 shares that may be issued pursuant to our outstanding warrants.

Unless otherwise indicated, the information in this prospectus supplement assumes that the underwriters will not exercise their over-allotment option.

RISK FACTORS

You should carefully consider the following risk factors and the risk factors contained in the accompanying prospectus and all other information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference in evaluating our business and prospects. The risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference are not the only ones we face. Additional risks and uncertainties, other than those we describe in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference, that are not presently known to us or that we currently believe are immaterial, may also impair our business operations. If any of those risks occur, our business, financial condition, and results of operations could be harmed.

Risks Related to the Company

If we are not able to generate sufficient funds from our operations and other financing sources, we may not be able to finance our planned development activity, acquisitions or service our debt.

We have been dependent on debt and equity financing to fund our cash needs that are not funded from operations or the sale of assets and will continue to incur additional indebtedness to fund our operations. Low commodity prices, production problems, disappointing drilling results and other factors beyond our control could reduce our funds from operations and may restrict our ability to obtain additional financing or to pay interest and principal on our debt obligations. Furthermore, we have incurred losses in the past that may affect our ability to obtain financing. Quantifying or predicting the likelihood of any or all of these occurring is difficult in the current domestic and world economy. For these reasons, financing may not be available to us in the future on acceptable terms or at all. In the event additional capital is required but not available on acceptable terms, we would curtail our acquisition, drilling, development and other activities or could be forced to sell some of our assets on an untimely or unfavorable basis.

Our strategy includes acquisitions of oil and natural gas properties, and our failure to identify or complete future acquisitions successfully could reduce our earnings and hamper our growth.

We may be unable to identify properties for acquisition or to make acquisitions on terms that we consider economically acceptable. There is intense competition for acquisition opportunities in our industry. Competition for acquisitions may increase the cost of, or cause us to refrain from, completing acquisitions. The completion and pursuit of acquisitions may be dependent upon, among other things, our ability to obtain debt and equity financing and, in some cases, regulatory approvals. Our ability to grow through acquisitions will require us to continue to invest in operations, financial and management information systems and to attract, retain, motivate and effectively manage our employees. The inability to manage the integration of acquisitions effectively could reduce our focus on subsequent acquisitions and current operations, and could negatively impact our results of operations and growth potential. Our financial position and results of operations may fluctuate significantly from period to period as a result of the completion of significant acquisitions during particular periods. If we are not successful in identifying or acquiring any material property interests, our earnings could be reduced and our growth could be restricted.

We may engage in bidding and negotiating to complete successful acquisitions. We may be required to alter or increase substantially our capitalization to finance these acquisitions through the use of cash on hand, the issuance of debt or equity securities, the sale of production payments, the sale of non-strategic assets, the borrowing of funds or otherwise. If we were to proceed with one or more acquisitions involving the issuance of our common stock, our shareholders would suffer dilution of their interests. Furthermore, our decision to acquire properties that are substantially different in operating or geologic characteristics or geographic locations from areas with which our staff is familiar may impact our productivity in such areas.

We may have difficulty integrating and managing the growth associated with our recent acquisitions.

Our recent acquisitions are expected to result in a significant growth in our assets, reserves and revenues and may place a significant strain on our financial, technical, operational and administrative resources. We may not be able to integrate the operations of the acquired assets without increases in costs, losses in revenues or other difficulties. In addition, we may not be able to realize the operating efficiencies, synergies, costs savings or other benefits expected from such acquisitions, particularly as we transition from our historical non-operated strategy to a balanced operated and non-operated approach. Any unexpected costs or delays incurred in connection with such integration could have an adverse effect on our business, results of operations or financial condition. We have hired or intend to hire approximately three new employees that we expect will be required to manage our operations and plan to add resources as needed as we scale up our business. However, we may experience difficulties in finding the additional qualified personnel. In an effort to stay on schedule with our planned activities, we intend to supplement our staff with contract and consultant personnel until we are able to hire new employees. Our ability to continue to grow after these acquisitions will depend upon a number of factors, including our ability to identify and acquire new exploratory prospects and other acquisition targets, our ability to develop then existing prospects, our ability to successfully adopt a balanced operated and non-operated approach, our ability to continue to retain and attract skilled personnel, the results of our drilling program and acquisition efforts, hydrocarbon prices and access to capital. We may not be successful in achieving or managing growth and any such failure could have a material adverse effect on us.

Properties that we acquire may not produce as projected, and we may not have identified all liabilities associated with the properties.

Our assessment of the properties in acquisitions may not reveal all existing or potential problems. In the course of our due diligence, we may not inspect every well. Inspections may not reveal structural or environmental problems. We may be required to assume the risk of the physical condition of the properties in addition to the risk that the properties may not perform in accordance with our expectations.

Successful exploitation of the Williston Basin is subject to risks related to horizontal drilling and completion techniques.

Operations in the Williston Basin involve utilizing the latest drilling and completion techniques, including horizontal drilling and completion techniques, to generate the highest possible cumulative recoveries and therefore generate the highest possible returns. Risks that are encountered while drilling include, but are not limited to, landing the well bore in the desired drilling zone, staying in the zone while drilling horizontally through the formation, running casing the entire length of the well bore and being able to run tools and other equipment consistently through the horizontal well bore. Completion risks include, but are not limited to, being able to fracture stimulate the planned number of stages, being able to run tools the entire length of the well bore during completion operations, and successfully cleaning out the well bore after completion of the final fracture stimulation stage. Ultimately, the success of these latest drilling and completion techniques can only be evaluated over time as more wells are drilled and production profiles are established over a sufficiently long time period.

The drilling and completion of a well in the Williston Basin frequently costs between $7.5 million and $13.0 million on a gross basis, which is significantly more expensive than a typical onshore conventional well. Accordingly, unsuccessful exploration or development activity affecting even a small number of wells could have a significant impact on our results of operations.

One of our existing shareholders beneficially owns warrants to purchase a significant percentage of our common stock, which could limit your ability to influence the outcome of stockholder votes.

Affiliates of White Deer Energy beneficially owns warrants to purchase approximately 16.5% of our common stock on a fully diluted basis as of March 31, 2013 and have agreed to purchase directly from us in a concurrent private placement that number of shares that, inclusive of the warrants held, equals 19.9% of our common stock outstanding immediately after the closing of this offering. Additional shares of our Series A Perpetual Preferred Stock and warrants convertible into shares of our common stock may be issued to White Deer Energy as paid-in-kind dividends, upon prior approval by our shareholders. In addition, one of the current members of our board of directors was appointed by White Deer Energy. As a result, White Deer Energy has, and can be expected to have, a significant voice in our affairs, in the outcome of stockholder voting concerning the election of directors, the adoption or amendment of provisions in our charter and bylaws, the approval of mergers and other significant corporate transactions.

We may not complete the concurrent private placement.

The closing of this offering is not conditioned on the concurrent private placement; however, the concurrent private placement is conditioned on the closing of this offering and approval of the NYSE MKT that we may issue the shares in the concurrent private placement. As a result the concurrent private placement may not be completed after this offering. If we do not complete the concurrent private placement, our aggregate net proceeds will be less than we have estimated in this prospectus supplement. As a result, we may need additional capital in order to fund the balance of our 2013 capital budget.

Risks Related to This Offering

The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

The trading price of our common stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of our common stock could decrease, perhaps significantly. Other factors that may affect the market price of our common stock include:

•	actual or anticipated fluctuations in our quarterly results of operations;
•	liquidity;
•	sales of common stock by our shareholders;
•	changes in oil and natural gas prices;
•	changes in our cash flow from operations or earnings estimates;
•	publication of research reports about us or the oil and natural gas exploration and production industry generally;
•	increases in market interest rates which may increase our cost of capital;
•	changes in applicable laws or regulations, court rulings, and enforcement and legal actions;
•	changes in market valuations of similar companies;
•	adverse market reaction to any indebtedness we incur in the future;
•	additions or departures of key management personnel;
•	actions by our shareholders;
•	commencement of or involvement in litigation;
•	adverse environmental incidents, such as uncontrollable flows of natural gas, oil, brine, well fluids, toxic gas or other pollution into the environment, including groundwater contamination;
•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes, and other related issues in our industry;
•	speculation in the press or investment community regarding our business;
•	general market and economic conditions; and
•	domestic and international economic, legal and regulatory factors unrelated to our performance.

In addition, the U.S. securities markets have experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Market fluctuations and broad market, economic, and industry factors may negatively affect the price of our common stock, regardless of our operating performance. You may not be able to sell your shares of our common stock at or above the public offering price, or at all. Any volatility or a significant decrease in the market price of our common stock could also negatively affect our ability to make acquisitions using common stock. Further, if we were to be the object of securities class action litigation as a result of volatility in our price or for other reasons, it could result in substantial costs and diversion of our management’s attention and resources, which could negatively affect our financial results.

The issuance of additional shares of our common stock or other equity securities will dilute all other stockholdings.

After this offering and the concurrent private placement, we will have 40,327,057 shares of common stock outstanding, which amount excludes the underwriters’ option to purchase up to an additional 1,800,000 shares of common stock, 3,499,305 additional shares that may be issued pursuant to outstanding stock options and restricted stock units and the 5,114,633 shares that may be issued pursuant to outstanding warrants. We may issue additional shares without any action or approval by our shareholders. The issuance of additional shares of our common stock or other equity securities, whether issued in connection with the exercise of stock options or otherwise, would dilute the percentage ownership held by the investors who purchase our common stock in this offering.

Future sales of our common stock in the public market or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock and our ability to raise funds in new stock offerings.

Sales by us or our shareholders of a substantial number of shares of our common stock in the public markets following this offering, or the perception that these sales might occur, could cause the market price of our common stock to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities.

We may issue common stock or other equity securities senior to our common stock in the future for a number of reasons, including to finance our operations and growth plans, to adjust our ratio of debt-to-equity, to satisfy our obligations upon the exercise of options, or for other reasons. We cannot predict the effect, if any, that future sales or issuances of shares of our common stock or other equity securities, or the availability of shares of common stock or such other equity securities for future sale or issuance, will have on the trading price of our common stock.

Management will have broad discretion as to the use of the proceeds from this offering and the concurrent private placement, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and the concurrent private placement and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the trading price of our common stock to decline.

Limited trading volume in our common stock may contribute to price volatility.

As a relatively small company with a limited market capitalization, even if our shares are more widely disseminated, we are uncertain as to whether a more active trading market in our common stock will develop. As a result, relatively small trades may have a significant impact on the price of our common stock. In addition, because of the limited trading volume in our common stock and the price volatility of our common stock, you may be unable to sell your shares of common stock when you desire or at the price you desire. The inability to sell your shares in a declining market because of such illiquidity or at a price you desire may substantially increase your risk of loss.

CONCURRENT PRIVATE PLACEMENT

We have entered into a securities purchase agreement with affiliates of White Deer Energy pursuant to which they have agreed to purchase directly from us in a concurrent private placement a number of shares that, inclusive of the warrants held by affiliates of White Deer Energy, equals 19.9% of our common stock outstanding immediately after the closing of this offering. The amount of common stock being sold in this public offering, plus the sale of common stock in the concurrent private placement, will total 14,427,399 shares, for gross proceeds of approximately $87.4 million, assuming no exercise of the underwriters’ over-allotment option. The private sale to affiliates of White Deer Energy is contingent on the completion of this offering. The purchase price for the shares sold will be paid directly to us within ten days subsequent to the closing of this offering. In the concurrent private placement, the shares will be sold to affiliates of White Deer Energy at the net offering price of this offering, plus 0.95% of the gross price per share of this offering. Canaccord Genuity, Inc. and Johnson Rice & Company L.L.C. will serve as placement agents for the concurrent private placement. We will pay the placement agents a cash fee equal to 0.95% of the gross sales price of the shares of common stock sold to affiliates of White Deer Energy in the concurrent private placement.

In addition, we and affiliates of White Deer Energy have agreed to amend an existing registration rights agreement to include the shares to be sold to affiliates of White Deer Energy in the concurrent private placement. The amendment to the registration rights agreement will provide (i) a covenant by us to file, at any time on or after 90 days of the closing of the concurrent private placement, a resale registration statement within 30 calendar days following the receipt by us of a notice from affiliates of White Deer Energy exercising their registration right in the case of any registration eligible to be made on Form S-3 or comparable form; and (ii) a covenant by us to use our commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within 120 days after the filing thereof.

USE OF PROCEEDS

We estimate that the net proceeds to be received by us from this offering will be approximately $69.2 million after deducting underwriters discounts and commissions and estimated offering expenses, or approximately $79.7 million if the underwriters exercise the over-allotment option in full. We estimate that our net proceeds from the concurrent private placement will be approximately $14.1 million after deducting the placement agents’ fees and expenses.

The following table sets forth the proceeds we expect to receive from this offering and from the concurrent private placement and our uses of such proceeds.

(in millions)
Gross proceeds from this offering(1)	$73.2
Gross proceeds from the concurrent private placement	$14.2
Use of proceeds
Drilling, development, leasehold acquisition and general corporate purposes(2)	$83.3
Discounts and commissions(3)	3.6
Fees and expenses associated with this offering and the concurrent private placement	0.5
Total use of proceeds	$87.4

(1)	If the underwriters exercise the over-allotment option in full, the gross proceeds would be approximately $84.2 million.
(2)	We plan to use the net proceeds from this offering and the concurrent private placement, along with cash on hand, cash flow from operations, proceeds from sales of assets and additional borrowings under our credit facility, to fund our approximate $147.6 million capital budget for the period from January 1, 2013 through December 31, 2013. This budget includes plans for drilling 12.8 net wells.
(3)	Includes underwriting discounts and commissions of approximately $3.5 million associated with this offering and placement agents’ fees of approximately $0.1 million associated with the concurrent private placement. If the underwriters exercise the over-allotment option in full, underwriting discounts and commissions for this offering would increase to approximately $4.0 million.

CAPITALIZATION

The following table presents a summary of our cash and cash equivalents and capitalization as of March 31, 2013:

•	on an actual basis;
•	on a pro forma basis giving effect to the sale and issuance of 2,427,399 shares of common stock to be purchased directly from us by affiliates of White Deer Energy in the concurrent private placement, after deducting placement agent fees and estimated expenses; and
•	on a pro forma as adjusted basis, giving further effect to (i) the sale of 12,000,000 shares of common stock in this offering at the public offering price of $6.10 per share, after deducting underwriting discounts and commissions and estimated offering expenses, and (ii) the application of the net proceeds of this offering and the concurrent private placement of approximately $83.3 million as described in “Use of Proceeds.”

You should read the following table in conjunction with our historical financial statements and the related notes thereto incorporated by reference into this prospectus supplement.

	March 31, 2013
	Actual	Pro Forma	Pro Forma As Adjusted
	(dollars in thousands) (unaudited)
Cash and Cash Equivalents	$35,794	$49,898	$119,121
Debt
Revolving Credit Facility	15,176	15,176	15,176
Preferred stock (par value $.001 per share; 20,000,000 shares authorized)
Series A Perpetual Preferred Stock – 500,000 issued and outstanding; liquidation preference value of $56,250,000	38,553	38,553	38,553
Series B Voting Preferred Stock – 5,114,633 issued and outstanding; liquidation preference value of $5,115	5	5	5
Shareholders’ Equity
Common stock (par value $.001 per share; 500,000,000 shares authorized); 25,899,658 shares issued and outstanding (actual), 28,327,057 shares issued and outstanding (pro forma) and 40,327,057 shares issued and outstanding (pro forma as adjusted)	26	28	40
Additional paid-in capital	187,966	202,068	271,279
Accumulated deficit	(76,655)	(76,655)	(76,655)
Total Shareholders’ Equity	111,337	125,441	194,664
Total Capitalization	$165,071	$179,175	$248,398

COMMON STOCK PRICE RANGE

Our common stock is listed on the NYSE MKT under the symbol “EOX.” The following table sets forth, for the periods indicated, the range of high and low sales prices, adjusted to reflect a 1-for-7 reverse stock split effected October 23, 2012.

	Price Range
	High	Low
2013
Second Quarter (through May 16, 2013)	$7.18	$5.81
First Quarter	7.49	5.17
2012
Fourth Quarter	5.95	3.90
Third Quarter	13.86	5.46
Second Quarter	18.34	11.20
First Quarter	25.20	17.01
2011
Fourth Quarter	21.21	10.99
Third Quarter	27.65	14.14
Second Quarter	32.55	15.89
First Quarter	52.78	27.23

The reported last sales price for our common stock on the NYSE MKT on May 16, 2013 was $6.30 per share. As of May 16, 2013, there were 25,899,658 shares of common stock outstanding, and our outstanding shares of common stock were held by approximately 583 shareholder accounts of record.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through the underwriters named below. Canaccord Genuity Inc. and Johnson Rice & Company L.L.C. are acting as the representatives of the underwriters named below. Subject to the terms and conditions of the underwriting agreement between us and the representatives, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
Canaccord Genuity Inc.	4,500,000
Johnson Rice & Company L.L.C.	4,500,000
Suntrust Robinson Humphrey, Inc.	1,500,000
Global Hunter Securities, LLC	1,500,000
Total	12,000,000

The underwriting agreement provides that the underwriters’ obligation to purchase our common stock is subject to approval of legal matters by counsel and the satisfaction of the conditions contained in the underwriting agreement. The conditions contained in the underwriting agreement include the conditions that the representations and warranties made by us to the underwriters are true, that there has been no material adverse change to our condition or in the financial markets, and that we deliver to the underwriters customary closing documents. The underwriters are obligated to purchase all of the shares of common stock (other than those covered by the over-allotment option described below) if they purchase any of the shares of common stock.

Option to Purchase Additional Common Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,800,000 additional shares of common stock at the public offering price per share less the underwriting discount and commissions shown on the cover page of this prospectus supplement. The underwriters may exercise this option solely to cover over-allotments, if any, made in connection with this offering.

Concurrent Private Placement

White Deer Energy L.P. beneficially owns warrants to purchase approximately 16.5% of our outstanding common stock on a fully diluted basis. Within ten business days of the closing of this offering, affiliates of White Deer Energy have agreed to purchase directly from us in a concurrent private placement that number of shares that, inclusive of the warrants held by affiliates of White Deer Energy, equals 19.9% of our common stock outstanding immediately after the closing of this offering. Canaccord Genuity, Inc. and Johnson Rice & Company L.L.C. will serve as placement agents for the concurrent private placement. We will pay the placement agents a cash fee equal to 0.95% of the gross sales price of the shares of common stock sold to affiliates of White Deer Energy in the concurrent private placement.

Underwriting Discount and Commissions and Offering Expenses

The underwriters propose to offer the common stock to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the common stock to securities dealers at the price to the public less a concession not in excess of $0.174 per share of common stock. After the common stock is released for sale to the public, the underwriters may vary the offering price and other selling terms from time to time.

The following table summarizes the compensation to be paid to the underwriters by us:

		Total
	Per Share	No Option Exercise	Full Option Exercise
Public offering price	$6.10	$73,200,000	$84,180,000
Underwriting discounts and commissions to be paid by us	$0.29	$3,480,000	$4,002,000
Proceeds, before expenses, to us	$5.81	$69,720,000	$80,178,000

We estimate our expenses associated with the offering, excluding underwriting discounts and commissions, will be approximately $0.5 million.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the U.S. federal securities laws, or to contribute to payments that may be required to be made in respect of these liabilities.

Lock-Up Agreements

We, our officers and directors and White Deer Energy L.P. have agreed that, for a period of 120 days from the date of this prospectus supplement, we and they will not, without the prior written consent of the representatives (which consent may be withheld at the sole discretion of the representatives), directly or indirectly, sell, offer, contract, or grant any option to sell, pledge, transfer, or establish an open “put equivalent position” within the meaning of the Exchange Act or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of our common stock, options, or warrants to acquire shares of our common stock or securities exchangeable or exercisable for or convertible into shares of our common stock. In addition, our officers and directors may not enter into a swap or other derivatives transaction that transfers to another, in whole or in part, the economic benefits or risk of ownership in our common stock, or otherwise dispose of any shares of our common stock, options or warrants or securities exchangeable or exercisable for or convertible into shares of our common stock currently or later owned either of record or beneficially, or publicly announce an intention to do any of the foregoing.

The restrictions above do not apply to (i) our issuance of shares of our common stock or options to purchase shares of our common stock, or shares of our common stock upon exercise of options, pursuant to any stock option, stock bonus, or other stock plan or arrangement described in this prospectus supplement or the accompanying prospectus, or any amendment to or replacement of such plan and (ii) the filing of one or more registration statements on Form S-8 or amendments thereto relating to the issuance of shares of our common stock or the issuance and exercise of options to purchase shares of our common stock granted under our employee benefit plans existing on the date of this prospectus supplement or any amendment to or replacement of such plan. Our officers and directors may transfer shares of our common stock or such other convertible, exercisable or exchangeable securities without the prior written consent of the representatives if: (a) the representatives receive a signed lock-up agreement for the balance of the 120-day restricted period from each donee, trustee, distributee, or transferee, as the case may be; (b) any such transfer does not involve a disposition for value; (c) such transfers are not publicly reportable under the Securities Act, the Exchange Act, and their related rules and regulations; (d) the transferor does not otherwise voluntarily effect any public filing or report regarding such transfers; and (e) such transfer is (i) a bona fide gift or gifts; (ii) to any trust for the direct or indirect benefit of the transferor or the immediate family of the transferor; or (iii) to the transferor’s affiliates or to any investment fund or other entity controlled or managed by the transferor.

If (A) during the last 17 days of the 120-day period, we issue an earnings release or material news or a material event relating to us occurs or (B) prior to the expiration of the 120-day period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 120-day period, then in each case the 120-day period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, except that such extension will not apply under certain circumstances if we certify to the representatives that our common stock is an “actively traded security” as defined in Regulation M and that we meet certain other requirements.

Price Stabilization, Short Positions and Penalty Bids; Passive Market Making

The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, penalty bids, and passive market making in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Covered short sales are sales made in an amount not greater than the number of shares available for purchase by the underwriters under their over-allotment option. The underwriters may close out a covered short sale by exercising their over-allotment option or purchasing shares in the open market. Naked short sales are sales made in an amount in excess of the number of shares available under the over-allotment option. The underwriters must close out any naked short sale by purchasing shares in the open market. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by such syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions. Penalty bids may have the effect of deterring syndicate members from selling to people who have a history of quickly selling their shares. In passive market making, market makers in our common stock who are underwriters or prospective underwriters may, subject to certain limitations, make bids for or purchases of the common stock until the time, if any, at which a stabilizing bid is made. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of our common stock to be higher than it would otherwise be in the absence of these transactions. In connection with this offering, the underwriters may engage in passive market making transactions in the shares of common stock in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.

The underwriters are not required to engage in these activities and may end any of these activities at any time.

Electronic Distribution

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference in electronic format may be made available on the websites maintained by one or more of the underwriters. The underwriters may agree to allocate a number of shares of common stock for sale to their online brokerage account holders. The common stock will be allocated to underwriters that may make Internet distributions on the same basis as other allocations. In addition, common stock may be sold by the underwriters to securities dealers who resell common stock to online brokerage account holders.

Other than this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference in electronic format, information contained in any website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference or registration statement of which the prospectus supplement forms a part, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase common stock. The underwriters are not responsible for information contained in websites that they do not maintain.

Relationship with the Underwriters

From time to time, certain of the underwriters and their respective affiliates have provided, and may continue to provide, investment banking services to us in the ordinary course of their businesses, and have received, and may continue to receive, compensation for such services.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon for us by Mayer Brown LLP, Houston, Texas, and Dorsey & Whitney LLP, Missoula, Montana. Certain legal matters with respect to this offering will be passed upon for the underwriters by Porter Hedges LLP, Houston, Texas.

EXPERTS

The financial statements of Emerald Oil, Inc. as of December 31, 2012 and 2011 and for each of the two years in the period ended December 31, 2012 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated statements of operations, shareholders’ equity, and cash flows for the year ended December 31, 2010, which appear in the Annual Report on Form 10-K for the year ended December 31, 2012, have been so incorporated in reliance on the report of Mantyla McReynolds LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information relating to our oil and natural gas reserves, as of December 31, 2012, incorporated into this prospectus supplement by reference, including all statistics and data, was derived from an audit letter dated March 12, 2013 evaluating our oil and natural gas properties, prepared by Netherland, Sewell & Associates, Inc., our independent petroleum engineer, in reliance on the authority of such firm as experts in the oil and gas industry.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. Such reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings are also available to the public at the SEC’s website at www.sec.gov. In addition, documents filed by us can be inspected at the offices of the NYSE MKT, 20 Broad Street, New York, New York 10002. We maintain a website at www.emeraldoil.com. On the Investors page of that site, we provide access to our SEC filings free of charge as soon as reasonably practicable after filing with the SEC. The information on our website is not incorporated in this prospectus supplement or the accompanying prospectus by reference and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed (other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act):

•	our annual report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on March 18, 2013, and Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2012, filed with the SEC on April 30, 2013;
•	our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2013, as filed with the SEC on May 9, 2013; and
•	our current reports on Form 8-K, as filed with the SEC on January 8, 2013, January 10, 2013, February 6, 2013, February 19, 2013, March 14, 2013, April 3, 2013, May 8, 2013 and May 15, 2013 and our current report on Form 8-K/A, as filed with the SEC on February 1, 2013.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of this prospectus supplement and the accompanying base prospectus and any or all of the documents that are incorporated by reference into this prospectus supplement, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to the Secretary at Emerald Oil, Inc., 1600 Broadway, Suite 1360, Denver, Colorado 80202 or by calling us at (303) 323-0008.

PROSPECTUS

Emerald Oil, Inc.

(Assumed business name of Voyager Oil & Gas, Inc.)

$300,000,000

Common Stock,
Preferred Stock,
Debt Securities,
Warrants
and Units

12,135,217 Shares of Common Stock Offered by the Selling Shareholder

We may offer and sell from time to time shares of common stock, shares of preferred stock, debt securities, warrants to purchase common stock, preferred stock, and debt securities, or units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities.

Our common stock, preferred stock, debt securities, warrants and units may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus. For general information about the distribution of securities, please see “Plan of Distribution” in this prospectus.

In addition the selling shareholder named herein may sell up to 12,135,217 shares of our common stock from time to time through ordinary brokerage transactions, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices and in other ways described in the “Plan of Distribution.” We will not receive any proceeds from the sale, if any, of our common stock by the selling shareholder pursuant to this prospectus.

This prospectus provides you with a general description of the securities we or the selling shareholder may offer and the general manner in which we or the selling shareholder may offer the securities. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities we actually offer, including the offering prices. The prospectus supplement will also describe the specific manner in which we offer the securities. You should carefully read this prospectus and the applicable prospectus supplement and any document we incorporate by reference into this prospectus and any accompanying prospectus supplement. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

We may sell these securities to or through underwriters, to other purchasers, through agents, or through a combination of these methods. The names of any underwriters will be stated in the applicable prospectus supplement.

Our common stock is quoted on the NYSE MKT under the symbol “EOX.” On October 12, 2012, the last reported sale price of our common stock on the NYSE MKT was $0.79.

Investing in our securities involves risk. See “Risk Factors” beginning on page 4 of this prospectus, as well as those contained or referenced in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission, for a description of the various risks you should consider in evaluating an investment in our securities.

Our principal offices are located at 1600 Broadway, Suite 1040, Denver, Colorado 80202, and our telephone number is (303) 323-0008.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 30, 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process or continuous registration process. Under this shelf registration process, we may from time to time in one or more offerings sell debt securities, common stock, preferred stock, warrants to purchase debt securities, common stock or preferred stock, or units comprised of one or more of the other securities, in one or more offerings, up to a total dollar amount of $300,000,000. In addition the selling shareholder named herein may sell up to 12,135,217 shares of our common stock from time to time.

We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will, to the extent required by law, provide one or more supplements to this prospectus that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any related free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, and the documents incorporated by reference herein, are accurate only as of the date such information is presented. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

Unless the context indicates otherwise, all references in this prospectus to “Emerald,” “Voyager,” “we,” “our,” “us,” or “the company” refer to Voyager Oil & Gas, Inc., doing business under the assumed business name Emerald Oil, Inc., unless otherwise indicated or the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus or the documents to which we have referred you or information that is contained in any prospectus supplement or free writing prospectus to be delivered to you. No dealer, salesperson or other person is authorized to provide you with information that is different from such information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of each document regardless of the time of delivery of this prospectus or any sale of these securities. In case there are any differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This registration statement includes assumptions, expectations, projections, intentions or beliefs about future events. These statements are intended as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), and are subject to risks and uncertainties.

All statements other than statements of historical facts included in this registration statement regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “budget,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: general economic or industry conditions, nationally and/or in the communities in which our company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our company’s operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this registration statement, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Additional factors that could cause actual results to vary from expected results are discussed in the “Risk Factors” section, beginning on page 4 of this prospectus, and any supplement to this prospectus and in our annual report on Form 10-K.

ABOUT THE COMPANY

We were formed for the purpose of providing capital investments for acreage acquisitions and non-operated working interests in existing or planned hydrocarbon production, primarily focusing on acquiring working interests in scalable, repeatable oil and natural gas plays where established oil and natural gas companies have operations.

On April 16, 2010, Voyager (formerly known as ante4, Inc., a Delaware corporation), Plains Energy Acquisition, Inc. (“Acquisition Sub”) and Plains Energy Investments, Inc. (the “Target Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Acquisition Sub merged with and into the Target Company, with the Target Company remaining as the surviving corporation and a wholly owned subsidiary of the company, and Acquisition Sub was subsequently dissolved. Following the merger, the company changed its name from ante4, Inc. to Voyager Oil & Gas, Inc. As part of the merger, ante4, Inc. transferred all assets to the company other than specific assets that were primarily related to ante4, Inc.’s prior unrelated entertainment and consumer products business, which were spun off to ante4, Inc.’s pre-merger stockholders. Effective May 31, 2011, the company reincorporated from Delaware to Montana.

On July 26, 2012, we acquired Emerald Oil, Inc. (“Emerald”), a wholly owned subsidiary of Emerald Oil & Gas NL, for approximately 11.6 million shares of our common stock. As part of the acquisition, we retained Emerald’s liabilities, including approximately $20.2 million in debt. Emerald’s properties include approximately 10,600 net acres located in Dunn County, North Dakota and approximately 45,000 net acres in the Sandwash Basin Niobrara oil play in northwestern Colorado and southwestern Wyoming.

In connection with the Emerald acquisition, five existing members of our Board of Directors resigned, and their vacancies were filled with directors selected by the remaining members of our Board of Directors.

We also entered into employment agreements with six executive officers, J.R. Reger (Executive Chairman), Michael Krzus (Chief Executive Officer), McAndrew Rudisill (President), Paul Wiesner (Chief Financial Officer), Karl Osterbuhr (Vice President Exploration and Business Development), and Mitchell R. Thompson (Chief Accounting Officer). Subsequent to our acquisition of Emerald, we adopted the assumed business name of Emerald Oil, Inc. and transferred our principal executive offices from Billings, Montana to Denver, Colorado.

We are an independent exploration and production company focused primarily on the development of our approximately 48,100 net acres in the Williston Basin in North Dakota and Montana. We have identified approximately 263 net potential drilling locations on this acreage prospective for oil in the Bakken and Three Forks formations. The majority of our capital expenditures in 2012 and 2013 are expected to be directed toward drilling operated and non-operated Bakken and Three Forks wells. We plan to leverage our management team’s collective extensive technical, land, financial, and industry operating experience to transition from our historical non-operated strategy to a balanced operated and non-operated approach that we believe provides superior risk-adjusted returns on capital while enhancing the strategic value of our company.

In addition to our Williston Basin position, we have also assembled significant positions in two emerging Rocky Mountain oil plays. We have approximately 45,000 net acres in the Sandwash Basin in northwest Colorado and southwest Wyoming prospective for oil in the Niobrara formation. We also have approximately 33,500 net acres in central Montana prospective for oil in the Heath formation. We do not plan to allocate substantial capital to either of these areas in 2012 or 2013. However, pending successful well test results from our 2012 Sandwash Basin appraisal program, we may increase Sandwash Basin development activity in 2013. With our multi-year lease terms in both areas, we believe we are well-positioned to monitor the significant offset operator activity that we believe may ultimately mitigate geologic risk and further evaluate the prospectivity of both oil plays. In addition to these emerging oil plays, we also have approximately 74,700 net acres in the Tiger Ridge Field located in Blaine, Hill, and Chouteau Counties, Montana, prospective for natural gas, and another approximately 2,400 net acres in the Denver-Julesburg Basin in Weld County, Colorado, prospective for oil in the Niobrara formation.

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the specific risk factors included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and those that may be set forth in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the other documents we incorporate by reference. If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or a part of your investment. For more information, see “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods shown. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to the financial statements, incorporated by reference into this prospectus.

	From Inception on April 18, 2008 Through December 31, 2008	2009	2010	2011	For Six Months Ended June 30, 2012
Ratio of earnings to fixed charges	N/A	N/A	—	—	—

For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as net income before income taxes, amortization of capitalized interest, rent expense, and interest expense. Fixed charges consist of interest incurred (expensed and capitalized) and rent expense. From our inception in 2008 and during 2009, we did not have any fixed charges. Earnings were insufficient to cover fixed charges by $4.2 million and $1.3 million for the years ended December 31, 2010 and 2011, respectively, and by $7.2 million for the six months ended June 30, 2012.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities by us in order to accelerate development growth plans; refinance, in whole or in part, existing indebtedness; finance, in whole or in part, the costs of acquisitions; finance capital expenditures; and/or general corporate purposes. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest the proceeds in short-term investments. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholder.

SELLING SHAREHOLDER

This prospectus relates in part to the possible sale by Emerald Oil & Gas NL, as selling shareholder, which owns shares of common stock resulting from our acquisition of Emerald. As of October 12, 2012, 12,135,217 shares of common stock had been issued to Emerald Oil & Gas NL, of which 500,000 shares are being held in escrow pending the outcome of certain title defect matters. The selling shareholder may from time to time offer and sell these shares of common stock pursuant to this prospectus.

The following table sets forth the number of shares of our common stock beneficially owned by the selling shareholder on October 12, 2012 and after giving effect to this offering.

Selling Shareholder	Number of shares beneficially owned before offering	Number of outstanding shares offered by selling shareholder	Number of shares beneficially owned after offering	Percentage beneficial ownership after offering
Emerald Oil & Gas NL(1)	12,135,217	12,135,217	0	0

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and includes shares as to which the shareholder has sole or shared voting power or investment power and also any shares that the shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. Mike Krzus and McAndrew Rudisill, our Chief Executive Officer and President, respectively, as well as Jeremy Shervington, are on the board of directors of Emerald Oil & Gas NL and may be deemed to share voting power over our common stock held by Emerald Oil & Gas NL; thus, they may also be deemed to be the beneficial owners of the common stock. Messrs Krzus, Rudisill and Shervington do not have investment power over the common stock. Each of Messrs. Krzus, Rudisill and Shervington disclaims beneficial ownership of the reported common stock in excess of such person’s respective pecuniary interest in the common stock.

PLAN OF DISTRIBUTION

Primary Offering:

We may sell the securities to or through underwriters or dealers, through agents, directly to one or more purchasers, or through a combination of any such methods of sale. The accompanying prospectus or prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters;
•	the purchase price of securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options pursuant to which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; and
•	any discounts or concessions allowed or reallowed or paid to dealers.

Unless otherwise set forth in an applicable prospectus supplement, if underwriters or dealers are used in the sale, the securities will be acquired for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the NYSE MKT or any other stock exchange on which our securities may be listed or quoted at the time of sale:

•	at a fixed price or prices that may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus or prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We may use underwriters with whom we have a material relationship. We will describe such relationships in the prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agents involved in the offering and sale of the securities, and we will describe any commissions paid to the agent in the prospectus supplement. Unless the prospectus or prospectus supplement states otherwise, the agent will act on a best efforts basis for the period of its appointment.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed. However, underwriters may engage in the following activities in accordance with the rules:

Stabilizing transactions.  Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities, so long as stabilizing bids do not exceed a specified maximum.

Over-allotments and syndicate covering transactions.  Underwriters may sell more securities than the number that they have committed to purchase in any underwritten offering. This over-allotment creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in any underwritten offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in the offering.

Penalty bids.  If underwriters purchase securities in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those securities as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of securities if it discourages resales of the securities.

If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NYSE MKT may engage in passive market making transactions in the securities on the NYSE MKT in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Secondary Offering:

The selling shareholder, or its pledgees, donees, transferees, or any of their successors in interest selling shares received from the selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling shareholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling shareholder may sell the securities by one or more of the following methods, without limitation:

(a)  block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)  purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)  an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d)  ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)  privately negotiated transactions;

(f)  short sales;

(g)  through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h)  through the distribution of the securities by the selling shareholder to its partners, members or stockholders;

(i)  one or more underwritten offerings on a firm commitment or best efforts basis; and

(j)  any combination of any of these methods of sale.

The selling shareholder may also transfer the securities by gift. We do not know of any arrangements by the selling shareholder for the sale of any of the securities.

The selling shareholder may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling shareholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling shareholder may also sell the securities in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, the selling shareholder may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders. The number of a selling shareholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling shareholder’s securities will otherwise remain unchanged. In addition, a selling shareholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling shareholder’s securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling shareholder and/or purchasers of the selling shareholder’s securities of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling shareholder and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling shareholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling shareholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling shareholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling shareholder and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling shareholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The securities offered hereby were originally issued to the selling shareholder pursuant to an exemption from the registration requirements of the Securities Act. We will not receive any proceeds from sales of any securities by the selling shareholder.

We cannot assure you that the selling shareholder will sell all or any portion of the securities offered hereby.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus or prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus or prospectus supplement the particular terms of the securities offered by that prospectus or prospectus supplement. If we indicate in the applicable prospectus or prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus or prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may offer and sell from time to time shares of common stock, shares of preferred stock, debt securities, warrants to purchase common stock, preferred stock, and debt securities, or units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities.

Our common stock, preferred stock, debt securities, warrants and units may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus.

In addition the selling shareholder named herein may sell up to 12,135,217 shares of our common stock from time to time through ordinary brokerage transactions, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices and in other ways described in the “Plan of Distribution.”

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants and units collectively as “securities.”

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the rights of our common stock and preferred stock and related provisions of our articles of incorporation and our bylaws. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and our bylaws, which are filed as exhibits to the registration statement, of which this prospectus forms a part, and to the applicable provisions of Montana law.

Common Stock

Our articles of incorporation authorize 200,000,000 shares of common stock, par value $0.001 per share. As of October 12, 2012, we had 163,728,636 shares of common stock outstanding. We are holding a special meeting of shareholders on October 22, 2012 in order to obtain approval to, among other things, increase the number of authorized shares of common stock to 500,000,000. Each share of our common stock entitles its holder to one vote on all matters to be voted on by the shareholders. Except for the election of directors, which is determined by a plurality vote, and unless otherwise required by Montana law, all matters to be voted on by shareholders must be approved by a majority of the votes entitled to be cast by the holders of our common stock present in person or represented by proxy, voting as a single class. Except as otherwise provided by law or in our articles of incorporation, and subject to any voting rights granted to holders of any then outstanding preferred stock and the powers of our board of directors to amend our bylaws, amendments to our articles of incorporation and our bylaws must be approved by a majority of the votes entitled to be cast by the holders of our common stock, voting as a single class. Holders of our common stock are entitled to cumulate their votes in the election of directors. Each of our directors will be elected annually by our shareholders voting as a single class. Holders of our common stock are not entitled to preemptive rights, and our common stock is not subject to redemption or conversion. There are no redemption or sinking fund provisions applicable to our common stock. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the time if, as and when declared by our board of directors. Upon the liquidation, dissolution or winding-up of the company, the holders of our common stock are entitled to share in all assets remaining after payment of all our debts and other liabilities and the liquidation preferences of any then outstanding preferred stock. All shares of our common stock currently outstanding are fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorize 20,000,000 shares of preferred stock, par value $0.001 per share. As of October 12, 2012, we had no shares of preferred stock outstanding. Our board of directors has the authority, without action by our shareholders, to designate and issue our preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things, restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of the company without further action by our shareholders.

Anti-Takeover Provisions of our Articles of Incorporation and Bylaws

The provisions of Montana law and our articles of incorporation and bylaws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Written Consent of Shareholders.  Our bylaws provide that any action required or permitted to be taken by our shareholders may be taken at a duly called meeting of shareholders or by the written consent of 100% of the outstanding voting power.

Special Meetings of Shareholders.  Our bylaws provide that special meetings of the shareholders may be called by our board of directors or at the written demand of 10% of the shares outstanding and entitled to vote.

Advance Notice Procedure for Shareholder Proposals.  Our bylaws establish an advance notice procedure for the nomination of candidates for election as directors as well as for shareholder proposals to be considered at annual meetings of shareholders. These procedures may operate to limit the ability of shareholders to bring business before a shareholders’ meeting, including with respect to the nomination of directors or considering any transaction that could result in a change of control.

Limitation of Liability of Directors.  Our articles of incorporation provides that no director shall be personally liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under Montana law. The effect of these provisions is to eliminate ours and our shareholders’ rights, through derivative suits on our behalf, to recover monetary damages against a director for a breach of fiduciary duty as a director.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Market Information

Our common stock is listed on the NYSE MKT under the symbol “EOX.”

DESCRIPTION OF DEBT SECURITIES

Any debt securities that we offer under a prospectus supplement will be direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are called “indentures.” The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.

We have summarized some of the material provisions of the indentures below. This summary does not restate those agreements in their entirety. Our forms of senior indenture and subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the indentures because each one, and not this description, defines the rights of holders of debt securities.

Capitalized terms defined in the indentures have the same meanings when used in this prospectus.

General

The debt securities issued under the indentures will be our direct, unsecured general obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.

The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following, among others:

•	the title and type of the debt securities;
•	the total principal amount of the debt securities;
•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;
•	the dates on which the principal of the debt securities will be payable;
•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;
•	any conversion or exchange features;
•	any optional redemption periods;
•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;
•	any provisions granting special rights to holders when a specified event occurs;
•	any changes to or additional events of default or covenants;
•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and
•	any other terms of the debt securities.

Neither of the indentures will limit the amount of debt securities that may be issued. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered or global form.

Covenants

Under the indentures, we:

•	will pay the principal of, and interest and any premium on, the debt securities when due;
•	will maintain a place of payment;
•	will deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures;
•	will preserve our corporate existence; and
•	will segregate or deposit with any paying agent sufficient funds for the payment of any principal, interest or premium on or before the due date of such payment.

Mergers and Sale of Assets

Each of the indentures will provide that we may not consolidate with or merge into any other Person or sell, convey, transfer or lease all or substantially all of our properties and assets (on a consolidated basis) to another Person, unless:

•	the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under such indenture and the debt securities governed thereby pursuant to agreements reasonably satisfactory to the trustee, which may include a supplemental indenture;
•	we or the successor will not immediately be in default under such indenture; and
•	we deliver an officer’s certificate and opinion of counsel to the trustee stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and any supplemental indenture comply with such indenture and that all conditions precedent set forth in such indenture have been complied with.

Upon the assumption of our obligations under each indenture by a successor, we will be discharged from all obligations under such indenture.

As used in the indenture and in this description, the word “Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default

“Event of default,” when used in the indentures with respect to debt securities of any series, will mean any of the following:

(1)  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2)  default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3)  default in the performance, or breach, of any covenant set forth in Article Ten of the applicable indenture (other than a covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(4)  default in the performance, or breach, of any covenant in the applicable indenture (other than a covenant set forth in Article Ten of such indenture or any other covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 120 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(5)  we, pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of any order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors;

(6)  a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian of us or for all or substantially all of our property, or (iii) orders the liquidation of us, and the order or decree remains unstayed and in effect for 60 consecutive days;

(7)  default in the deposit of any sinking fund payment when due; or

(8)  any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture related to the issuance of such debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Amendments and Waivers

Subject to certain exceptions, the indentures, the debt securities issued thereunder or any subsidiary guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the then-outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of the outstanding debt securities affected, an amendment, supplement or waiver may not, among other things:

(1)  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture, change the coin or currency in which any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(2)  reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of the holders of which is required for any such amendment or supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture;

(3)  modify any of the provisions set forth in (i) the provisions of the applicable indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (ii) the provisions of the applicable indenture related to the waiver of past defaults under such indenture;

(4)  waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;

(5)  release any guarantor from any of its obligations under its guarantee or the applicable indenture, except in accordance with the terms of such indenture (as amended or supplemented); or

(6)  make any change in the foregoing amendment and waiver provisions, except to increase any percentage provided for therein or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby.

Notwithstanding the foregoing, without the consent of any holder of debt securities, we, any guarantors and the trustee may amend each of the indentures or the debt securities issued thereunder to:

(1)  cure any ambiguity or defect or to correct or supplement any provision therein that may be inconsistent with any other provision therein;

(2)  evidence the succession of another Person to us and the assumption by any such successor of our covenants therein and, to the extent applicable, of the debt securities;

(3)  provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

(4)  add a guarantee and cause any Person to become a guarantor, and/or to evidence the succession of another Person to a guarantor and the assumption by any such successor of the guarantee of such guarantor therein and, to the extent applicable, endorsed upon any debt securities of any series;

(5)  secure the debt securities of any series;

(6)  add to the our covenants such further covenants, restrictions, conditions or provisions as we shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the applicable indenture as set forth therein, or to surrender any right or power therein conferred upon us; provided, that in respect of any such additional covenant, restriction, condition or provision, such amendment or supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

(7)  make any change to any provision of the applicable indenture that does not adversely affect the rights or interests of any holder of debt securities issued thereunder;

(8)  provide for the issuance of additional debt securities in accordance with the provisions set forth in the applicable indenture on the date of such indenture;

(9)  add any additional defaults or events of default in respect of all or any series of debt securities;

(10)  add to, change or eliminate any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(11)  change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such amendment or supplemental indenture that is entitled to the benefit of such provision;

(12)  establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

(13)  evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;

(14)  conform the text of the applicable indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular to the extent that such provision appears on its face to have been intended to be a verbatim recitation of a provision of such indenture (and/or any supplemental indenture) or any debt securities issued thereunder; or

(15)  modify, eliminate or add to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.

The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment with the consent of the holders under an indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Legal Defeasance and Covenant Defeasance

Each indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the debt securities outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees (“Legal Defeasance”), except for:

(1)  the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below;

(2)  our obligations with respect to the debt securities concerning temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for security payments held in trust;

(3)  the rights, powers, trusts, duties and immunities of the trustee, and our and any guarantor’s obligations in connection therewith; and

(4)  the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain provisions of each indenture, including certain provisions described in any prospectus supplement (such release and termination being referred to as “Covenant Defeasance”), and thereafter any failure to comply with such obligations or provisions will not constitute a default or event of default. In addition, in the event Covenant Defeasance occurs in accordance with the applicable indenture, any defeasible event of default will no longer constitute an event of default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)  we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

(2)  in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

(3)  in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)  no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

(5)  the deposit must not result in a breach or violation of, or constitute a default under, any other instrument to which we are, or any guarantor is, a party or by which we are, or any guarantor is, bound;

(6)  such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are, or any of our subsidiaries is, a party or by which we are, or any of our subsidiaries is, bound;

(7)  we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or the creditors of others;

(8)  we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

(9)  we must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions) stating that all conditions precedent set forth in clauses (2), (3) and (6) of this paragraph have been complied with.

Satisfaction and Discharge

Each of the indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities and certain rights of the trustee, as expressly provided for in such indenture) as to all outstanding debt securities issued thereunder and the guarantees issued thereunder when:

(1)  either (a) all of the debt securities theretofore authenticated and delivered under such indenture (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all debt securities not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the trustee funds, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, and interest on the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from us irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)  we have paid all other sums then due and payable under such indenture by us; and

(3)  we have delivered to the trustee an officer’s certificate and an opinion of counsel, which, taken together, state that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

No Personal Liability of Directors, Managers, Officers, Employees, Partners, Members and Shareholders

No director, manager, officer, employee, incorporator, partner, member or shareholder of us or any guarantor, as such, shall have any liability for any of our obligations or those of any guarantors under the debt securities, the indentures, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, upon our issuance of the debt securities and execution of the indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Denominations

Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $1,000 each or integral multiples of $1,000.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. We may change the paying agent or registrar without prior notice to the holders of the debt securities, and we may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. We are not required to transfer or exchange any debt security selected for redemption. In addition, we are not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.

Subordination

The payment of the principal of and premium, if any, and interest on subordinated debt securities and any of our other payment obligations in respect of subordinated debt securities (including any obligation to repurchase subordinated debt securities) is subordinated in certain circumstances in right of payment, as set forth in the subordinated indenture, to the prior payment in full in cash of all senior debt.

We also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of subordinated debt securities, except from a trust described under “— Legal Defeasance and Covenant Defeasance,” if:

•	a default in the payment of all or any portion of the obligations on any designated senior debt (“payment default”) occurs that has not been cured or waived; or
•	any other default occurs and is continuing with respect to designated senior debt pursuant to which the maturity thereof may be accelerated (“non-payment default”) and, solely with respect to this clause, the trustee for the subordinated debt securities receives a notice of the default (a “payment blockage notice”) from the trustee or other representative for the holders of such designated senior debt.

Cash payments on subordinated debt securities will be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived, and (b) in case of a nonpayment default, the earliest of the date on which such nonpayment default is cured or waived, the termination of the payment blockage period by written notice to the trustee for the subordinated debt securities from the trustee or other representative for the holders of such designated senior debt, the payment in full of such designated senior debt or 179 days after the date on which the applicable payment blockage notice is received. No new payment blockage period may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior payment blockage notice. No nonpayment default in respect of designated senior debt that existed or was continuing on the date of delivery of any payment blockage notice to the trustee for the subordinated debt securities will be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of no less than 90 consecutive days.

Upon any payment or distribution of our assets or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any dissolution or winding up or total or partial liquidation or reorganization of us, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all senior debt shall first be paid in full, in cash or cash equivalents, before the holders of the subordinated debt securities or the trustee on their behalf shall be entitled to receive any payment by or on behalf of us on account of the subordinated debt securities, or any payment to acquire any of the subordinated debt securities for cash, property or securities, or any distribution with respect to the subordinated debt securities of any cash, property or securities. Before any payment may be made by, or on behalf of, us on any subordinated debt security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of our assets or securities, to which the holders of subordinated debt securities or the trustee on their behalf would be entitled, shall be made by us or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the holders or the trustee if received by them or it, directly to the holders of senior debt or their representatives or to any trustee or trustees under any indenture pursuant to which any such senior debt may have been issued, as their respective interests appear, to the extent necessary to pay all such senior debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.

As a result of these subordination provisions, in the event of the our liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshalling of our assets or liabilities, holders of subordinated debt securities may receive ratably less than other creditors.

Payment and Transfer

Principal, interest and any premium on fully registered debt securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered debt securities may be transferred or exchanged at the office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;
•	by any nominee to the depositary itself or another nominee; or
•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;
•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and
•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The indentures and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture. If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus or prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus or prospectus supplement. If we indicate in the prospectus or prospectus supplement, the terms of any warrants offered under that prospectus or prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of debt securities, common stock or preferred stock in one or more series. We may issue warrants independently or together with debt securities, common stock and preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus or prospectus supplement relating to a particular series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Additional Information

We will describe in an applicable prospectus or prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase debt securities, the number of debt securities purchasable upon exercise of one warrant and the price at which such securities may be purchased upon exercise;
•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus or prospectus supplement at the exercise price that we describe in the applicable prospectus or prospectus supplement. Unless we otherwise specify in the applicable prospectus or prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern time, on the expiration date that we set forth in the applicable prospectus or prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus or prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus or prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus or prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus or prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Mayer Brown LLP, Houston, Texas, and Dorsey & Whitney LLP, Missoula, Montana. We filed these opinions as exhibits to the registration statement of which this prospectus is a part. In connection with particular offerings of securities in the future, and if stated in the applicable prospectus supplement, the validity of the securities will be passed on for any underwriters or agents by such counsel named in the prospectus supplement.

EXPERTS

The financial statements of Voyager Oil & Gas, Inc. as of December 31, 2011 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 and the financial statements of Emerald Oil, Inc. incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated balance sheet as of December 31, 2010, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years ended December 31, 2010 and 2009, which appear in the Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of Mantyla McReynolds LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information included in or incorporated by reference into this prospectus regarding estimated quantities of our proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of our proved reserves, future production, and income attributable to certain leasehold and royalty interest as of December 31, 2011 that were prepared internally by us and reviewed by Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm. These estimates are aggregated and the sums are included in or incorporated by reference into this prospectus in reliance upon the authority of the firm as an expert in these matters.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available for review and copying at the Public Reference Room of the Securities and Exchange Commission, 100 F. Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room, by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

We also maintain an Internet website at http://www.emeraldoil.com, which provides additional information about our company through which you can also access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION BY REFERENCE

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. The following documents filed by us under the Exchange Act are incorporated by reference into this prospectus as of their respective dates of filing:

•	our Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the SEC on March 13, 2012;
•	our Quarterly Reports on Form 10-Q for the three months ended March 31, 2012, as filed with the SEC on May 8, 2012 and for the six months ended June 30, 2012, as filed with the SEC on August 6, 2012 and amended on August 22, 2012;
•	our Current Reports on Form 8-K and 8-K/A as filed with the SEC on February 2, 2012; February 15, 2012; March 13, 2012; March 21, 2012; April 5, 2012; April 16, 2012; May 8, 2012; May 31, 2012; July 10, 2012; July 17, 2012; July 31, 2012, as amended August 8, 2012; August 6, 2012; September 6, 2012; September 10, 2012; September 10, 2012; September 26, 2012; September 28, 2012; and October 9, 2012, as amended October 9, 2012.
•	our Proxy Statements on Schedule 14A as filed with the SEC on April 20, 2012, September 12, 2012 and September 26, 2012; and
•	the description of our common stock in our registration statement on Form 8-A as filed with the SEC on July 15, 2004, as that description may be updated from time to time.

We are also incorporating by reference all documents filed with the SEC by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, after the date of this prospectus (except information “furnished” on a current report on Form 8-K). All filings filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Documents incorporated by reference are available from us without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone, Voyager Oil & Gas, Inc., d/b/a Emerald Oil, Inc, Attn.: Secretary, 1600 Broadway, Suite 1040, Denver, Colorado 80202; telephone number (303) 323-0008.

12,000,000 Shares

COMMON STOCK

Prospectus Supplement

Joint Book-Running Managers

Canaccord Genuity	Johnson Rice & Company L.L.C.

Co-Managers

Suntrust Robinson Humphrey	Global Hunter Securities

May 17, 2013